UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2015

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2015, in connection with a Settlement Agreement, dated October 9, 2015 (the “Settlement Agreement”) with Penny Fern Hart (“Hart”), we completed the delivery of 2,750,000 shares of the Company’s Series B Preferred Stock in satisfaction of $1,100,000 of indebtedness to her. The Settlement Agreement provides that the $1,000,000 balance of the senior debt held by Hart will be payable over three years bearing a 5% annual interest rate, with a balloon payment due upon maturity, and settles all outstanding litigation between the parties.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the provisions of such Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The offer and issuance of the 2,750,000 shares of the Company’s Series B Preferred Stock were not registered under the Securities Act of 1933 at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, we intend to rely on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on our belief that the offer and sale of such shares does not involve a public offering as Ms. Hart is an “accredited investor” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offering.

Item 9.01.	Financial Statements and Exhibits.

(a)-(c)

Not applicable.

(d)

Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated October 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015	SOUPMAN, INC.

	By:	/s/ Jamieson Karson
Name: Jamieson Karson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated October 9, 2015.